UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENTEX CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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600 North Centennial Street

Zeeland, Michigan 49464

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The Annual Meeting of the Shareholders of Gentex Corporation (the “Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 17, 2012, at 4:30 p.m. EDT, for the following purposes:

1.	To elect three directors as set forth in the Proxy Statement.

2.	To consider a proposal to amend the Restated Articles of Incorporation to declassify the Board of Directors.

3.	To consider a shareholder proposal requesting that the Board of Directors issue a sustainability report.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2012.

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

6.	To consider a proposal to approve the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

7.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

The	Board of Directors recommends that shareholders vote:

A.	FOR Item 1

B.	NEUTRAL Item 2

C.	AGAINST Item 3

D.	FOR Item 4

E.	FOR Item 5, and

F.	FOR Item 6

Shareholders of record as of the close of business on March 23, 2012, are entitled to notice of, to attend, and to vote at the meeting and are being sent this Proxy Statement on or about April 2, 2012. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of the Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method. If your shares are held in “street name,” (that is held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

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Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 17, 2012

You are receiving this notice that the proxy materials for our 2012 Annual Meeting of Shareholders are available on the Internet. The following proxy materials can be found https://www.proxyvote.com:

•	Company’s 2012 Proxy Statement;

•	Company’s Annual Report to Shareholders for the year ended December 31, 2011; and

•	Proxy Card or Voting Instruction Form.

Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy as set forth in the Proxy Statement, and provide proof of ownership of Company shares as of the record date of March 23, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin

Secretary

April 2, 2012

GENTEX CORPORATION

600 North Centennial Street

Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 17, 2012

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2012 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of the Company’s common stock on March 23, 2012, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you may vote whether or not you plan to attend the meeting. This Proxy Statement describes the matters on which the Board would like you to vote, and provides information on those matters, so that you can make an informed decision.

The Notice of the Annual Meeting of Shareholders (including Notice Regarding the Availability of Proxy Materials), Proxy Statement, Annual Report for the year ended December 31, 2011, and Proxy Card or Voting Instruction Form are being mailed to shareholders on or about April 2, 2012. These materials are available at https://www.proxyvote.com or

https://materials.proxyvote.com/371901.

What will I be voting on?

•	Election of three directors (see pages 6-10).

•	Approval of an amendment to the Restated Articles of Incorporation to declassify the Board of Directors (see pages 12-13).

•	A shareholder proposal requesting the Board of Directors issue a sustainability report (see pages 13-16).

•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2012 (see pages 35-36).

•	Approval on an advisory basis, of the compensation of the Company’s named executive officers (see pages 36-37).

•	Approval of the 2012 Amended and Restated Nonemployee Director Stock Option Plan (see pages 37-39).

The Board of Directors recommends a vote: FOR each of the nominees to the Board of Directors; NEUTRAL with respect to the amendment to the Restated Articles of Incorporation to declassify the Board of Directors; AGAINST the shareholder proposal requesting the Board of Directors issue a sustainability report; FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2012; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; and FOR the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy in accordance with this Proxy Statement, and provide proof of ownership of Company shares as of the record date of March 23, 2012.

Please note that there are separate telephone and Internet arrangements, depending upon whether you are a holder of record [that is, if your shares are registered in your own name with the Company’s transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by a broker or other nominee).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or

•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or

•	Filling out the enclosed Proxy Card or Voting Instruction Form, signing it, and mailing it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee to see which options are available to you.

A beneficial owner who wants to cast a vote directly, rather than have a broker or other nominee do so, can either: become a registered owner; or ask the broker or nominee to execute a proxy on your behalf. You can become a registered owner by having your broker or other nominee “certificate” your position, in which case you will receive an actual certificate for your stock, or your share ownership can be moved into a “direct registration system.” Alternatively, you can check a box on the Voting Instruction Form indicating your plan to attend the meeting and to vote your shares directly, in which case your broker or other nominee should then send you your proxy. Please contact your broker or other nominee for more details.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EDT on May 16, 2012. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;

•	Delivering a later-dated Proxy (including a telephone or Internet vote); or

•	Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 23, 2012.

How many shares are entitled to vote?

There were 144,129,782 shares of the Company common stock outstanding as of March 23, 2012, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 23, 2012, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card or Voting Instruction Form?

If you return a Proxy Card or Voting Instruction Form without indicating your vote for some or all of the matters, if permissible, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board of Directors listed on the card.

•	Abstain with respect to the proposal to amend the Restated Articles of Incorporation to declassify the Board of Directors.

•	Against the shareholder proposal requesting that the Board of Directors issue a sustainability report.

•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2012.

•	For the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	For the approval of the 2012 Amended and Restated Nonemployee Director Stock Option Plan.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

•

Under Michigan law, the three nominees for director will be elected by a plurality of the votes cast. Notwithstanding the foregoing, the Company’s Bylaws provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors.

•	The proposal to amend the Restated Articles of Incorporation to declassify the Board of Directors must be approved by at least two-thirds (2/3) of the issued and outstanding common stock.

•	Approval of the shareholder proposal requesting the Board of Directors issue a sustainability report is by a majority of votes cast.

•	Ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2012, is by a majority votes cast.

•	The proposal to approve the compensation of the Company’s named executive officers is advisory and the Board of Directors will take such votes into account when considering future actions.

•	The proposal to approve the 2012 Amended and Restated Nonemployee Director Stock Option Plan must be approved by a majority of votes cast.

What if I vote “abstain?”

A vote to “abstain” on the election of the directors, on the shareholder proposal requesting the Board of Directors issue a sustainability report, or the 2012 Amended and Restated Nonemployee Director Stock Option Plan will have no effect on the outcome. A vote to abstain will affect the outcome of the proposal to amend the Restated Articles of Incorporation as the amendment to declassify the Board of Directors must be approved by two-thirds of all of the issued and outstanding common stock. A vote to abstain with respect to approval of named executive officer compensation will be taken into account by the Board of Directors in determining future action.

What if I do not return my Proxy Card or Voting Instruction Form and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on the matters to be voted upon, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors, but may affect the other matters to be voted upon as set forth in this Proxy Statement.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation of votes and certification of the vote; or

•	to facilitate successful Proxy solicitation by our Board of Directors.

Occasionally, shareholders provide written comments on their Proxy Cards or Voting Instruction Forms which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’s Annual Report over the Internet, we have mailed the Annual Report for the year ended December 31, 2011, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other information. You are urged to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Form 10-K for the year ended December 31, 2011, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary

Gentex Corporation

600 North Centennial Street

Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site under the heading “SEC Filings” at:

http://ir.gentex.com

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at http://www.sec.gov.

ELECTRONIC DELIVERY AND AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2011 Annual Report are available at:

https://materials.proxyvote.com/371901.

They are also available on the Company’s Internet web site under the heading “Electronic Literature” at:

http://ir.gentex.com

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, and the Company urges you to do so.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or

•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your broker or other nominee participates in this service, you will receive an e-mail message from your broker/nominee next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. “Householding” is intended to reduce printing costs, mailing costs and fees by eliminating the mailing of duplicate copies of the Annual Report and Proxy Statement to any household at which two or more shareholders reside if they appear to be members of the same family. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to such households if the shareholders at such household consent, unless one of the shareholders at the address notifies us that they wish to receive additional copies. Consent given will remain effective until revoked by a shareholder.

Shareholders who participate in householding will continue to receive separate Proxy Cards or Voting Instruction Forms. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request to the Corporate Secretary (at 600 North Centennial Street, Zeeland, Michigan 49464, 1-616-772-1800), we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you should withhold your consent by checking the appropriate box on the enclosed Proxy Card or Voting Instruction Form and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card or Voting Instruction Form should be returned and marked appropriately to withhold your consent to householding.

If you do not return the Proxy Card or Voting Instruction Form to withhold your consent to the householding program, you may revoke your consent at any future date. Please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent, following which you will receive an individual copy of our disclosure documents.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact Broadridge as set forth above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your broker or other nominee to request information about householding.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished on or about April 2, 2012, to the shareholders of Gentex Corporation as of the record date, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 17, 2012, at 4:30 p.m. EDT, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan.

Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

There are four ways to vote your shares:

1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.

2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).

3)	By completing and mailing your Proxy Card or Voting Instruction Form.

4)	By written ballot at the Annual Meeting.

If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted FOR the election of all nominees named in the Proxy; ABSTAIN with respect to the proposal to amend the Restated Articles of Incorporation to declassify the Board of Directors; AGAINST the shareholder proposal requesting that the Board of Directors issue a sustainability report; FOR ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2012; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; and FOR approval of the 2012 Amended and Restated Nonemployee Director Stock Option Plan. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy, including a telephone or Internet vote, or (3) attending the meeting and voting in person, as discussed above.

VOTING SECURITIES AND RECORD DATE

March 23, 2012, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 144,129,782 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders, though the Board of Directors will consider abstentions in determining future actions.

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently set the number of directors at nine. At the present time, the Restated Articles of Incorporation specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each. A proposal to declassify the Board of Directors will not impact the election of directors at the 2012 Annual Meeting, but could impact future director elections.

The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of The NASDAQ Global Select Market (“NASDAQ”). Based on the current NASDAQ listing standards, the Company’s Board has identified and affirmatively determined the following individuals have no material relationships with the Company other than as a director and are independent: Gary Goode, Arlyn Lanting, John Mulder, Richard Schaum, Wallace Tsuha, and James Wallace. In making its independence determinations, the Board considered the former employment and a former consulting arrangement of Mr. Mulder, and the former employment of Mr. Lanting. The Board determined that these circumstances do not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each of the current Board of Directors members (including the nominees for election as directors at the Annual Meeting) meet the required experience and qualifications set forth in the Company’s Position Profile: Member of the Board of Directors, including, but not limited to, knowledge and experience working with an entrepreneurial company, high levels of personal and professional integrity, distinguished management careers, and the demonstrated or perceived ability to work efficiently as Board members. Combined with the other desirable characteristics and experience of such individuals, these individuals have the experience, qualifications, attributes, and/or skills which led the Nominating Committee to recommend such individuals to the Board for nomination for election to the Board and led the Board to conclude such individuals should be nominated for election to the Board.

The terms of current Board of Directors members, Fred Bauer, Gary Goode, and James Wallace expire upon the election of the directors to be elected at the 2012 Annual Meeting. The Board has (upon the recommendation of the Company’s Nominating Committee) nominated Fred Bauer, Gary Goode, and James Wallace for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2015. The Restated Articles of Incorporation currently require three-year terms.

•

Mr. Bauer has served as a director since 1981 and was most recently elected as a director by the Company’s shareholders in 2009. Mr. Bauer, as a founder of the Company, offers a vast wealth of knowledge and experience with respect to the Company and the industries in which it operates that only comes with 35 years of dedicated service. Mr. Bauer thoroughly understands the Company’s industries and has practical experience with the operational, engineering, administrative, and financial aspects of the Company, due to the many roles in which he has served the Company over the years. Mr. Bauer has overseen the Company’s increase in market capitalization from approximately $17 million at its initial public offering in 1981 to approximately $3.5 billion as of March 23, 2012. Over the last five years alone, Mr. Bauer has presided over an increase in sales of over 75%. In addition, he is also the named inventor on a number of the Company’s patents.

•

Mr. Goode has served as a director of the Company since 2003 and was most recently elected as a director by the Company’s shareholders in 2009. As an audit committee financial expert, Mr. Goode provides the Board with financial reporting and accounting expertise. His many years of public accounting experience provided Mr. Goode the opportunity to work with a great variety of small and large companies, including public companies, in a broad array of industries (including automotive and technology companies). Such experience also allowed Mr. Goode to provide excellent perspective to the Board of Directors.

•

Mr. Wallace has served as a director since 2007 and was last elected by the shareholders of the Company in 2009. His experience in the information technology services industry offers the Board of Directors an understanding of evolving technologies, in addition to manufacturing expertise, especially while operating in an entrepreneurial environment.

Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card or Voting Instruction Form, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the three nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Notwithstanding the foregoing, the Company’s Bylaws provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors. Broker non-votes and votes withheld will not have a bearing on the outcome of the election (though the Nominating Committee and Board of Directors will consider abstentions in making future nominations). Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of March 1, 2012.

Name (Age) and Position	Business Experience Past Five Years
Nominees For Terms To Expire in 2015

Fred Bauer (69) Director since 1981

Mr. Bauer is the Chairman and Chief Executive Officer of Gentex Corporation, and he has held that position for more than five years. See above for more information on his experience, qualifications, attributes, and skills.

Gary Goode (67) Director since 2003

Mr. Goode is the Chairman of Titan Distribution LLC, an Elkhart, Indiana, company that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP (“Andersen”) for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in 2001. Mr. Goode is the Audit Committee Chairman at, and a director of, Universal Forest Products, Inc. He is the Chairman of the Company’s Audit and Compensation Committees, and serves on the Company’s Nominating Committee. Mr. Goode has affirmatively been identified as an independent director by the Board of Directors and as an audit committee financial expert. See above for more information on his experience, qualifications, attributes, and skills.

James Wallace (69) Director since 2007

Mr. Wallace is Chairman of the Board of Cranel, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. Previously, he served as President and Chief Executive Officer of Cranel, Inc. for more than five years. Mr. Wallace is the Chairman of the Company’s Nominating Committee and serves on the Company’s Compensation Committee. Mr. Wallace has affirmatively been identified as an independent director by the Board of Directors. See above for more information on his experience, qualifications, attributes, and skills.

Name (Age) and Position	Business Experience Past Five Years
Directors Whose Terms Expire in 2014

Arlyn Lanting (71) Director since 1981	Until its dissolution in 2007, Mr. Lanting served as the Vice President-Finance of Aspen Enterprises, Ltd., a Grand Rapids, Michigan, investment company. He held that position for more than five years. Mr. Lanting serves on the Company’s Audit Committee. Mr. Lanting has affirmatively been identified as an independent director by the Board of Directors. Mr. Lanting’s long-time service has demonstrated his ability to apply his breadth of business experience (ranging from startups to publicly-held companies) to the Company’s particular circumstances, opportunities, and challenges. Mr. Lanting’s past involvement with the public offering process and publicly-held companies provides insight to the issues (such as disclosure and market perception) that are part of being a publicly-held company. Mr. Lanting also offers experience and knowledge in investing issues.

Mark Newton (52) Director since 2010	Mr. Newton is Senior Vice President of the Company. He joined the Company in 2004 as Advanced Lighting Developer and has held increasingly challenging management positions since then. He was promoted to: Photonics Engineering Manager in 2005; Vice President of Purchasing and Photonics in 2006; Vice President of Purchasing and Advanced Technology in 2007; Vice President of Electrical Engineering and Purchasing in 2008; and became an executive officer of the Company that year. He was further promoted to Senior Vice President of Electronics, Purchasing, and North American Sales in 2009 and to Senior Vice President in 2010. Mr. Newton knows and understands the global automotive industry and electronics technology, in addition to the entrepreneurial culture of the Company and its importance to the past and future success of the Company. Mr. Newton also has significant experience in optoelectronics and LED/lighting.

Richard Schaum (65) Director since 2010

Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc., a startup company involved in the commercialization of proprietary electric propulsion systems. Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, most recently, from January 2000 until his retirement in March 2003, as Executive Vice President, Product Development, and General Manager of Powertrain Operations. His responsibilities over those years included product development, manufacturing, program management and quality. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008. Mr. Schaum has been affirmatively identified as an independent director by the Board of Directors. He is currently a director and a member of the Corporate Governance Committee of BorgWarner, Inc., a publicly-traded company that manufactures and sells technologies for engines and drive trains. He is also on the Board of Directors and is a member of the Audit and Compensation Committees of Sterling Construction, Inc., a heavy civil construction company with operations in Texas, Utah, Arizona, and California.

Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company, and more recent experience with an entrepreneurial start-up company, as well as knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company. In addition, his technical background and operating experience at all levels of management contribute to the breadth and depth of the Board’s interactions and deliberations.

Name (Age) and Position	Business Experience Past Five Years
Directors Whose Terms Expire in 2013

John Mulder (75) Director since 1992	Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Previously, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder has affirmatively been identified as an independent director by the Board of Directors. Mr. Mulder’s overall understanding of the Company’s primary industry and intimate knowledge of selling to automotive original equipment manufacturers provides valuable insight for the Board of Directors. His familiarity with the Company’s core business principles and close relationships developed over the years with relevant decision makers at the Company’s customers provide the Board with a unique perspective.

Frederick Sotok (77) Director since 2000	Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) from October 1977 to October 1996. By virtue of Mr. Sotok’s former executive position at a large automotive interior parts supplier, Mr. Sotok has a thorough understanding of the global automotive industry and the unique challenges faced by automotive suppliers, including both organizational and administrative issues. Mr. Sotok’s 17 years of experience in manufacturing management at General Electric also provide the Board with manufacturing experience to draw upon.

Wallace Tsuha (68) Director since 2003	Mr. Tsuha is Chairman and Chief Executive Officer of Saturn Electronics & Engineering, Inc. in Rochester Hills, Michigan, which is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to OEMs and their first tier suppliers. Mr. Tsuha has held this position for more than five years. Mr. Tsuha serves on the Company’s Audit and Compensation Committees. Mr. Tsuha has affirmatively been identified as an independent director by the Board of Directors. As the founder and CEO of a global supplier of automotive electronics, electrical wiring, and electromechanical products to automotive original equipment manufacturers, Mr. Tsuha understands the Company’s primary industry and, especially the application of electronics technology to the automotive industry. Mr. Tsuha also offers race diversity.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “EXECUTIVE COMPENSATION,” and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2012.

	September 30,		September 30,	September 30,
	Amount and Nature of Ownership
Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class
John Arnold	13,258		3,076	*
Fred Bauer	4,748,236		412,740	3.3%
Steve Dykman	35,520		18,534	*
Gary Goode	62,000		54,000	*
Enoch Jen	127,751		47,547	*
Arlyn Lanting	267,000		42,000	*
John Mulder	94,308	(3)	12,000	*
Mark Newton	34,880		11,680	*
Richard Schaum	8,000		6,000	*
Frederick Sotok	37,348	(4)	24,000	*
Wallace Tsuha	29,000		24,000	*
James Wallace	38,700		30,000	*
All directors and executive officers as a group (12 persons)	5,496,001		685,577	3.8%

*	Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”

(3)	Includes 30,000 shares held in a trust established by Mr. Mulder’s spouse, and Mr. Mulder disclaims beneficial ownership of these shares.

(4)	Includes 174 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities as of December 31, 2011. The information contained in this table is based on information contained in Schedule 13G furnished to the Company.

	September 30,	September 30,
Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Fidelity Management & Research Company (FMR, LLC) 82 Devonshire Street Boston, MA 02109	9,000,679 shares	6.27%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,407,495 shares	5.16%

PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

After careful consideration, the Board of Directors has decided to present to the shareholders a proposal to amend the Restated Articles of Incorporation to declassify the Board and provide for the annual election of all directors, as described below. The Board presents this proposal to the shareholders without recommendation.

Current Classified Board Structure

Pursuant to Article VI.C of the Restated Articles of Incorporation, directors are divided into three classes with each class as nearly equal in number as possible to all other classes. Directors are required to be elected to serve for a term which expires at the third annual meeting of shareholders after election. Consequently, at any given annual meeting of shareholders, the shareholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board. The Board may fill a vacancy on the Board by the affirmative vote of a majority of the remaining directors, with directors so appointed holding office until the next annual meeting of shareholders.

Proposed Declassification of the Board

The Board of Directors voted to present to shareholders for consideration at the Annual Meeting, an amendment to the Restated Articles of Incorporation that would eliminate the Board’s classified structure. If the shareholders approve the proposed amendment, directors who have been elected to three-year terms prior to the effectiveness of the amendment (including directors elected at the 2012 Annual Meeting) will complete those terms. Beginning with the 2013 Annual Meeting, directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. Thus, beginning with the 2015 Annual Meeting, the entire Board will be elected annually.

Rationale for Declassification

The Board of Directors is committed to good corporate governance. Accordingly, in determining whether to present declassification as described above to the shareholders for vote, the Board carefully reviewed the various arguments for and against a classified board structure and took into account the vote of the shareholders at the Company’s 2011 Annual Meeting into account.

The Board of Directors continues to believe that a classified structure offers several advantages, such as promoting board continuity and stability, independence among directors, encouraging directors to take a long-term perspective, and reducing a vulnerability to coercive takeover tactics. The Board also recognizes, however, that the shareholders expressed a preference for the declassification of the Board at the 2011 Annual Meeting.

Text and Effectiveness of Proposed Amendment

The text of the proposed amendment is set forth in Appendix A to this Proxy Statement (marked to show changes from the existing language). If the shareholders approve the proposed amendment, it will become effective upon the filing of a Certificate of Amendment to the Restated Articles of Incorporation with the Michigan Department of Licensing and Regulatory Affairs, which the Company would do promptly after the Annual Meeting. If the shareholders do not approve the proposed amendment, the Board of Directors will remain classified.

Votes Required

The affirmative vote of shareholders holding at least two-thirds of the Company’s issued and outstanding common stock is required to approve the proposed amendment. Accordingly, you may vote on the following resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the Restated Articles of Incorporation be amended to provide for the annual election of all directors, beginning at the 2013 Annual Meeting of Shareholders, provided that any director in office at the 2013 Annual Meeting of Shareholders may complete the term to which he has been elected and to make such other conforming and technical changes to the Restated Articles of Incorporation as may be necessary or appropriate.

THE BOARD OF DIRECTORS IS NEUTRAL WITH RESPECT TO THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

SHAREHOLDER PROPOSAL BY WALDEN ASSET MANAGEMENT

A shareholder, Walden Asset Management, a division of Boston Trust & Investment Mortgage Company (“Walden”), One Beacon Street, Boston, Massachusetts 02108, has informed the Company that it intends to present the proposal set forth below at the Company’s Annual Meeting of Shareholders on May 17, 2012. The total number of voting securities held by the proponent is approximately 14,960 shares as of September 1, 2011. The proposal is co-sponsored by Tides Foundation and Calvert Investments. The exact number of voting securities held by Walden or either of the co-filers, along with the co-filers’ addresses, will be provided to shareholders upon the Company receiving an oral or written request.

SUSTAINABILITY REPORT SHAREHOLDER PROPOSAL

RESOLVED

Shareholders request that Gentex Corporation (Gentex) issue a sustainability report describing the company’s environmental, social and governance (ESG) performance, including greenhouse gas (GHG) reduction targets and goals. The report should be available by September 1, 2012, prepared at reasonable cost, omitting proprietary information.

SUPPORTING STATEMENT

We believe tracking and reporting on ESG business practices makes a company more responsive to a global business environment characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices, and receive feedback.

Today, companies such as Bloomberg provide information on ESG performance that investors including Goldman Sachs and Morgan Stanley utilize in investment decisions.

The Principles for Responsible Investment (PRI) is a United Nations initiative whose members seek the integration of ESG factors in investment decision making. Members collectively hold over $25 trillion of assets under management. PRI members require information on ESG factors to analyze fully the risks and opportunities associated with existing and potential investments.

Transparency on climate change abatement goals is one of the most financially significant environmental issues currently facing investors, who increasingly seek more active leadership from companies in which they invest.

Carbon Disclosure Project, representing investors with $71 trillion in combined assets, requests companies to measure and disclose their GHG emissions and climate change reduction strategies. The 2010 questionnaire response rate for the S&P 500 was 70%.

Corporate reporting on sustainability is on the rise globally. In 2009, there was a 25% increase in the number of organizations worldwide using the GRI guidelines for their ESG reporting. In the U.S., a 20% increase in documented GRI usage was reported from 2009 to 2010. Increasingly, small and medium capitalization companies are following this trend.

In contrast, Gentex does not report on its sustainability efforts and does not disclose specific GHG data or management plans.

Occupational safety and health, vendor and labor standards, waste and water reduction targets and product-related environmental impacts are particularly important factors and have the potential to pose significant regulatory, legal, reputational and financial risks. Shareholders currently have no access to substantial information on how the company is meeting these goals or managing these business factors.

Moreover, significant Gentex customers like Ford Motor Company are increasingly requesting that suppliers expand disclosure of material ESG issues.

In 2009, 33% voted in favor and in 2010 38% of shares (voting for and against) supported our proposal for sustainability reporting.

We recommend the report include a company-wide review of policies, practices and metrics related to environmental, social and governance performance and that Gentex commit to continuous improvement in reporting. We encourage the use of the Global Reporting Initiative (GRI) Guidelines (G3). The GRI (www.globalreporting.org) is a globally accepted reporting framework considered the gold standard of reporting which allows companies to report incrementally over time.

STATEMENT IN OPPOSITION TO SUSTAINABILITY REPORT

SHAREHOLDER PROPOSAL

The Board of Directors unanimously recommends a vote AGAINST the foregoing shareholder proposal.

The Board believes that approval of the proposed resolution is not in the best interests of the Company or its shareholders. The Company already recognizes the importance, as both an ethical and a business responsibility, of addressing the environmental and social impacts of our business. Our Code of Business Conduct and Ethics, posted on our website, reflects our commitment to conduct business in accordance with the letter and spirit of all applicable laws, rules, and regulations, and to avoid even the appearance of impropriety. In addition, the Company has in place an environmental management system, which demonstrates the high priority the Company places on conducting business in a sustainable manner, while protecting the health and safety of team members, partners, and the communities in which we operate. In fact, the Company’s terms and conditions for its suppliers include provisions requiring introduction and maintenance of effective environmental systems at those suppliers.

In addition, the Company has achieved ISO 14001 certification, which requires a structured management system to achieve and demonstrate sound environmental performance by controlling the impact that activities, products, and services have on the environment. Pursuant thereto, a third-party audit is conducted on site annually with Company management to ensure continued compliance. Furthermore, the Company consistently strives for continual improvement and periodically establishes and reviews objectives and targets to minimize the creation of waste, pollution, and adverse impacts on the environment. Management and team members of all levels are expected to support our environmental management system and carry out their responsibilities consistent with the foregoing.

The Company also meets or exceeds all automotive industry standards, such as the End of Life Vehicles directive, and uses industry resources, such as the International Material Data System (a web-based system that provides automotive suppliers with a common format to report substances of concern within manufactured parts). Overall, the Company’s environmental management system encompasses energy efficiency, recycling, air quality, water quality, and waste disposal, among other issues. The Board believes those familiar with the primary industry in which the Company operates already know about and understand the Company’s sustainability practices precisely because of our primary industry. Nevertheless, the Company has offered, more than once, to produce an Environmental Report that would be updated periodically addressing the above (with proprietary information redacted), and provide a link to that document on the Company’s website in response to the proposed resolution. That offer, however, has not been satisfactory to the proponents who feel the offered report was too heavily redacted.

The Company already demonstrates (and will continue to demonstrate) genuine concern about the relevant issues that would be covered in a sustainability report requested by the proponents (and has communicated and engaged the proponents as noted above). Quite simply, the industries in which the Company operates already require us to do so, as those familiar with ISO 14001 and automotive industry requirements already understand. As such, the Company’s shareholders can access the Company’s performance with respect to environmental matters notwithstanding the proponents’ incorrect claim to the contrary. The amount of time, effort, and other resources (monetary, etc.), however, required to produce and maintain a sustainability report in the form recommended by the proponents would, in the Company’s estimation, divert significant resources that the Board believes should be focused on managing and growing the Company with new technology, product development and sales in a still uncertain automotive industry. Importantly, such a report would not change existing compliance practices, as the Company’s existing practices are already sound. The Board of Directors strongly feels that preparing such a sustainability report would be an unnecessary and imprudent use of the Company’s resources.

The unwillingness to accept disclosure of an Environmental Report updated periodically, as discussed above, and recommending that the Company use the Global Reporting Initiative’s Sustainability Reporting Guidelines (the “Guidelines”), demonstrates the desire for a report that, based on the Company’s interaction with shareholders to date, would not be of sufficient value in light of the resources necessary to produce it. The Guidelines (identified by the proponents as the “gold standard of reporting”) address not only environmental performance and product responsibility, but also topics such as occupational safety and health, vendor and labor standards, and waste and water reduction targets, among others which, again, would require significant resources to report on.

A review of the Global Reporting Initiative’s website (www.globalreporting.org) demonstrates that the Guidelines are nearly 200 pages in length and appear to be generally more appropriate for global companies with multi-billions of dollars in annual revenues and significant global environmental footprints (as opposed to the Company, which has very centralized, domestic manufacturing). While other companies of similar size may use the Guidelines, the Company does not see the benefit given the requirements of the industry in which we operate, as well as our centralized operations. In fact, such Guidelines are much more commonly used internationally than they are in the U.S. In the Company’s opinion, the recommended use of the Guidelines, in addition to our interactions with the proponents, demonstrate a certain disconnect with the Company in terms of our size, clean centralized domestic manufacturing environment and processes (as required by Company policy as well as industry standards), footprint and staffing. It is unclear to the Company how the Company can construct and prepare a sustainability report that would be satisfactory to the proponents and provide any benefit to our shareholders that the Company would consider meaningful, especially considering what the Company has already offered the proponents in terms of disclosure as noted above. Environmental matters, sustainability, and the other topics covered in the Guidelines have rarely been a topic of discussion in the Company’s interactions with the investment community over many years (including the Company’s largest shareholders), and the Company believes that based on interaction with our shareholders (especially our largest shareholders) that our shareholders are satisfied with the Company’s performance in these areas. Notwithstanding the foregoing, the proponents (with the primary proponent being a self-described socially responsible investor) believe that the Company should follow guidelines to an extent that the Company believes is more appropriately intended for organizations with footprints that are vastly larger and more geographically disbursed than the Company.

The proponents’ resolution, if implemented, will, in the Company’s opinion, require an excessive amount of Company time, effort, and money when compared with any incremental benefit. The Company has a long history of dedication to good corporate citizenship. Preparing the requested report would, in the Company’s estimation, deplete human and financial resources without providing any meaningful or demonstrable benefit to our shareholders, our employees, or the communities in which we operate. Such a report would not change existing compliance practices, as the Company’s existing practices are already sound. Again, we do not believe it is in the best interests of our shareholders for the Company to add staff and spend additional time and money to develop a report that lacks an immediate and tangible return for our shareholders. The Board believes that it is far more important to the majority of the Company’s shareholders that management continues to focus on improving areas of the Company that can provide tangible results to our shareholders.

Again, and for all of the above reasons, the Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

Any approval of the shareholder proposal requesting that the Board of Directors issue a sustainability report would require a majority of the votes cast by holders of the shares entitled to vote at the Annual Meeting of Shareholders.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, and, in accordance with the Company’s Bylaws, may appoint other committees from time to time. Each committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the heading “Corporate Governance” on the Company’s internet web site at http://ir.gentex.com. A hard copy of any of these documents will be provided to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board attended the 2011 Annual Meeting of Shareholders. Each of the current members of the Board is expected to attend the 2012 Annual Meeting of Shareholders. During 2011, the Board met on four occasions. All directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served.

Independent Directors

•

In accordance with the NASDAQ Stock Market Rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Lanting, Mulder, Schaum, Tsuha, and Wallace. Given the foregoing, a majority of the Board is comprised of independent directors as defined in the NASDAQ Stock Market Rules.

•	A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2012, the independent directors met on three occasions.

Board of Directors Leadership Structure

•

Fred Bauer has served as Chairman of the Board of Directors and Chief Executive Officer (CEO) of the Company for 35 years. The Company’s market capitalization has increased from approximately $17 million at the initial public offering in 1981 to approximately $3.5 billion as of March 23, 2012. In the last five years alone, Mr. Bauer has presided over an increase of sales of over 75%. As a founder of the Company, Mr. Bauer is uniquely situated to serve as Chairman and CEO, which has been demonstrated by the Company’s historical performance.

•

The Board does not have a lead independent director, though the independent members of the Board meet in connection with each Board meeting and regularly suggest agenda items for Board meetings. The Company acknowledges that independent board leadership is important, but believes that it is already getting such leadership from its independent directors without the need to split the Chairman and CEO roles or to have a lead director.

•

The Board continues to believe that the Company is fortunate to have Mr. Bauer, a founder of the Company, serve as Chairman of the Board and Chief Executive Officer of the Company, as his 35 years of experience makes him the best choice for each of these roles.

•

The Board has also determined that Mr. Bauer serving in each of these roles has allowed the Company to speak with one voice, avoid the dilution of leadership, and empowered Mr. Bauer to act with determination, all of which have benefited the Company and its shareholders.

•

The Board is not aware of any credible evidence suggesting that separating the positions of Chairman and CEO improves corporate performance. In this particular instance, after past and continuing distinguished service, such separation does not make sense and is simply not in the best interest of the Company or its shareholders.

Audit Committee

•	The Company’s Audit Committee currently includes Messrs. Goode (Chairman), Lanting, and Tsuha.

•

The Audit Committee met four times during the fiscal year ended December 31, 2011. Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”

•	The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•

All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•	The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter (*).

•	The Company’s independent auditors report directly to the Audit Committee.

•

The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies or material weaknesses in the design or operation of internal controls.

•

The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix B to this Proxy Statement.

•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.

•

The Audit Committee reviews and approves all related-party transactions in accordance with its Charter. This review and approval covers all manners of related-party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

•	The Company’s Compensation Committee currently includes Messrs. Goode (Chairman), Tsuha, and Wallace.

•

The Compensation Committee met six times during the fiscal year ended December 31, 2011. The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following “Compensation Committee Report.”

•

The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).

•

More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, and the role of executive officers is set forth in the “Compensation Discussion and Analysis” below.

•

Although the Compensation Committee has authority under its Charter to hire consultants, it has not done so to date and, as such, compensation consultants and other advisors have played no role in determining or recommending the amounts or form of executive officer and director compensation.

•	The Compensation Committee does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating Committee

•	The Company’s Nominating Committee currently includes Messrs. Wallace (Chairman) and Goode.

•

The Nominating Committee met two times during the fiscal year ended December 31, 2011 (holding other discussions at regularly scheduled Board of Directors meetings, including consideration of potential candidates for nomination to the Board). The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board and met in February 2012 in accordance with such responsibilities.

•

The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Nominating Committee operates pursuant to the Gentex Corporation Nominating Committee Charter (*).

•

The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominations. Generally, for each election of directors the Chair of the Nominating Committee initiates the search with support of the other committee member(s), other board members, and management, as needed. Candidates that meet the established criteria are identified and presented to the entire Nominating Committee. The Nominating Committee will then conduct interviews and reviews, as appropriate and necessary. The Nominating Committee then meets to consider and approve the most qualified candidates so it can make its recommendation to the full Board of Directors.

•

The Nominating Committee has established the minimum qualifications for candidates, which are contained in a document called “Position Profile: Member of the Board of Directors” (*). Those required qualifications include: working and/or experience with an entrepreneurial company; high level of personal and professional integrity; successful and distinguished business management career (using the Company’s core principles); understanding of the Company’s markets; and ability to work effectively with current Board members. The Position Profile also sets forth other desirable experience and qualifications, including gender and/or race diversity. While gender and race diversity are important enough to include as other desirable experiences and qualifications in the Position Profile, the Nominating Committee and the Board continue to believe that finding the very best candidates is most important and, as such, there is no formal diversity policy.

•	The Nominating Committee has not, to date, paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.

•	The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five percent of the Company’s common stock.

•

The Nominating Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and shareholders. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2013 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations should be received by the Chairman of the Nominating Committee by no later than December 7, 2012, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice as set forth in the Company’s Restated Articles of Incorporation and Bylaws, or pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934.

•

In accordance with the above-referenced Selection Process for New Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2012 Annual Meeting of Shareholders, and recommended the same to the entire Board of Directors.

Codes

•

The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.

•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.

•	No waivers of either of the foregoing codes have occurred to date.

Shareholder Communication with Members of the Board of Directors

•

You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•

The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•

Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under “SEC Filings” at http://ir.gentex.com.

Risk Oversight

•

On behalf of the Board of Directors, the Audit Committee periodically discusses with management the Company’s risk assessment and risk management and steps taken by management to control and mitigate risk exposure, in accordance with the Audit Committee Charter (other than risks arising from the Company’s compensation policies and practices, which are reviewed by the Compensation Committee on behalf of the Board). The Audit Committee and the Compensation Committee, respectively, report to the Board periodically with respect to such topics. This oversight does not necessarily have any material effect on the Company’s leadership structure. The Board also annually reviews the Company’s various insurance coverages.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Pursuant to a meeting of the Audit Committee on February 15, 2012, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2012, and has submitted the same to the shareholders for ratification at the Annual Meeting.

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Arlyn Lanting
Wallace Tsuha

February 15, 2012

Compensation Committee Report

The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company’s executives. The Compensation Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

Pursuant to a meeting of the Compensation Committee held on February 15, 2012, the Compensation Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on the above-referenced review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and this Proxy Statement, for filing with the Securities and Exchange Commission.

This report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:	Gary Goode, Chairman
Wallace Tsuha
James Wallace

February 15, 2012

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview of Our Compensation System

The Primary Objectives Are:

•	create and maintain an entrepreneurial culture

•	motivate employees to:

•	continue technical developments

•	improve customer satisfaction

•	create and maintain teamwork (all salaried employees subject to same system)

The Elements Comprise:

•	base salary

•	bonuses

•	stock-based incentives

We Emphasize Stock-Based Incentives:

•	current pay (salary and bonus) predicated on competitive circumstances, but historically has been relatively low in favor of stock-based compensation

•	stock-based compensation intended to align executive and employee interests with the interests of our shareholders (appropriately structured so as to not encourage inappropriate risk taking)

Responsibilities

Compensation Committee. The Compensation Committee of our Board of Directors is appointed to assist our Board in discharging its responsibilities relating to the compensation of our executives. The Compensation Committee:

•	is comprised of three directors, each of whom has been determined by our Board to be independent under applicable standards;

•	operates under and in accordance with the written Compensation Committee Charter; and

•	has a chair that sets meeting agendas and the calendar for meetings.

The Chief Executive Officer and other members of management attend meetings of the Compensation Committee at the request of the Committee. The Compensation Committee does, however, meet in executive session as appropriate. The Compensation Committee has the authority to engage outside consultants to advise the Committee with respect to compensation of executives, in its discretion, but has not done so to date.

Board of Directors. The Board of Directors has responsibility to annually assess our director compensation program. Members of management attend meetings of the Board at the Board’s request, but the Board meets in executive session when required.

Role of Executives in Establishing Compensation

While the Compensation Committee is responsible for recommending CEO and other executive officer compensation to the Board of Directors for approval in accordance with the Compensation Committee Charter, the CEO in particular provides input and makes recommendations to the Compensation Committee with respect to compensation decisions for non-CEO executive officers. In fact, the CEO (along with management) is primarily responsible for making compensation decisions for our other employees within guidelines established by the Compensation Committee. The Compensation Committee does, however, review and approve all stock-based awards. Since the Compensation Committee and the entire Board recognize that the CEO and other executive officers have the greatest opportunity to influence our performance, our Compensation Committee concentrates its efforts on establishing proper rewards and incentives for executive officers. This structure provides our CEO and executive officers the freedom to influence and motivate our employees to positively impact our Company performance within the guidelines established by the Compensation Committee.

Compensation Committee Activity

During fiscal year 2011, the Compensation Committee met six times and also met in February of 2012 to approve the Compensation Committee Report included in the Proxy Statement. Included in the activities of the Compensation Committee was a review of each element of compensation payable to named executive officers, as well as the total compensation payable to them, by use of an Executive Officer Compensation Tally Sheet and Stock Appreciation Tally Sheet. These Tally Sheets total aggregate compensation for the current year and for a certain number of previous years so that compensation decisions of the Compensation Committee and the Board can be placed in the appropriate context.

Consistency

The global financial crisis prompted a shift in attitudes with regard to executive pay, as demonstrated by changing pay practices and certain requirements of the Dodd-Frank Act. The Company, however, has not wavered from its compensation philosophy and has maintained consistency in aligning the interests of executives and employees with those of our shareholders.

Objectives of Compensation Program

Compensation Philosophy. Our compensation program is comprised of three fundamental elements:

•	base salary;

•	bonuses; and

•	stock-based incentives.

These elements are intended to reflect our cultural emphasis on all team members sharing in the financial opportunities and sacrifices at our Company, just as our shareholders do and are intended and structured to avoid encouraging excessive and unnecessary risk taking. The compensation program is designed in light of our desire to maintain an entrepreneurial culture and to incentivize desired performance and growth. The elements of compensation are utilized to accomplish several objectives, including:

•	attract, motivate, and retain management personnel;

•	encourage continued technical development and improve customer satisfaction;

•	stay competitive for talent;

•	encourage and reward individual achievement as well as overall Company performance; and

•	focus on long-term performance (to align the interests of our team with the interests of our shareholders and so as not to encourage inappropriate risk taking).

The compensation program is available to all of our salaried employees generally and in operation provides for the same method of allocation of benefits between executive and non-executive participants. Our compensation program is reviewed and compared to market periodically, though it has not changed significantly in a number of years due to the fact it has continued to accomplish its objectives. Ingenuity of our employees, employee turnover, employee morale, ability to hire, and individual and Company performance are important factors in determining whether our compensation program is consistent with our philosophy and is meeting its objectives. No changes to our compensation system were made this past year based on the determination that our compensation system continues to accomplish its objectives.

Compensation Elements in General

As noted above, the compensation program is comprised of three fundamental elements: (1) base salary; (2) bonus; and (3) stock-based incentives.

Base Pay. Base compensation for executive officers is predicated primarily on:

•	competitive circumstances for managerial talent; and

•	positions reflecting comparable responsibility.

Historically, base salaries for our employees have been relatively low, and stock-based compensation has received more emphasis to encourage and implement our entrepreneurial culture. A variety of factors are considered concerning executive officer compensation which are discussed in more detail below.

Bonuses. Bonus compensation is comprised of two elements:

•	payments under our Profit-Sharing Bonus Plan; and

•	discretionary performance bonuses.

All of our full-time employees, including the CEO and other executive officers, are eligible to share in our Profit-Sharing Bonus Plan after they have completed one full calendar quarter in our employ. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity is distributed quarterly to eligible employees under this plan. During 2011, this Profit-Sharing Bonus Plan paid approximately $22,889,376 to approximately 3,223 employees. In addition, discretionary performance bonuses may be awarded to various managerial and technical employees, including named executive officers, based on individual performance and our overall performance.

Stock-Based Compensation. Stock-based compensation is intended to align the interests of shareholders and executives by making our executives shareholders in a meaningful amount. We attempt to foster and maintain an entrepreneurial culture that seems to work best when our employees are owners and, therefore, win when our shareholders win. History and the current climate have confirmed for us that stock-based compensation provides appropriate incentives to incent long-term performance and is also a good retention tool. Stock-based compensation includes:

•	stock options; and

•	restricted stock

Stock options are granted under our Employee Stock Option Plan and restricted stock is granted under our Second Restricted Stock Plan, each of which has been approved by our shareholders. Our stock-based incentives vest over time to encourage our employees to take a long-term perspective.

Details of Compensation Program Design

The fundamental elements of our compensation program allow compensation to be impacted by our overall performance and by individual performance as well.

Impact of Performance on Compensation

Each year, the Compensation Committee undertakes a CEO performance review which involves a multi-step process. First, the entire Board of Directors evaluates CEO performance on a variety of factors including:

•	leadership;

•	financial results;

•	recruitment, training, retention, and morale of personnel;

•	strategic planning;

•	succession planning;

•	communications with the Board, management, employees, and shareholders;

•	contributions to our communities and industries in furthering business goals; and

•	Board relations.

The Compensation Committee gathers the results of this evaluation. The Compensation Committee then considers these evaluations and discusses the same with the CEO. Based on the foregoing, the Compensation Committee then makes CEO compensation recommendations to the entire Board of Directors. Pursuant to this process, the CEO’s base salary, discretionary performance bonus, and stock-based awards are determined and approved by the Board. Evaluations are also undertaken for non-CEO executive officers. Through these evaluation processes, the Compensation Committee and the Board can exercise positive or negative discretion concerning compensation decisions. Evaluations of all our employees take place on or about the employee’s anniversary date of employment. Specific performance targets are not used as we have found that emphasizing stock-based compensation has not required them.

Instead, the Compensation Committee considers the foregoing factors in varying degrees. In its 2011 review of CEO performance, in addition to favorable overall rankings, the Compensation Committee in particular noted high ratings for leadership and financial performance (with the Board of Directors also desiring continuing strategic planning and succession planning efforts). Those factors, among others, were considered by the Compensation Committee and the Board of Directors in determining CEO compensation. Overall, the 2011 review noted that CEO performance was deemed to be consistent with previous years.

Specifics on Elements of Compensation for 2011

Tables. The “Summary Compensation Table for 2011” shows the base salary, bonuses, stock awards, stock option awards and other compensation for each of our named executive officers. Total compensation for each applicable named executive officer is also reflected in that Table. The “Grants of Plan-Based Awards for 2011” Table demonstrates our emphasis on stock-based compensation. The “Outstanding Equity Awards at Fiscal Year-End December 31, 2011,” Table and the “Option Exercises and Stock Vested for 2011” Table further demonstrate the aligning of our executive officers’ interests with those of our shareholders. We continue to believe these compensation elements and the mix of these elements are appropriate for the Company given its culture, performance, industry, and current opportunities and challenges.

Base Salary. The base salaries for our named executive officers are set forth in the “Summary Compensation Table for 2011.” The Company approved guidelines for 2011 that salaried employees, including executive officers, were eligible for an increase in base salary of up to 4 percent per year for performance alone, and up to 10 percent per year total if increased responsibilities are undertaken (or, potentially more in the case of a promotion). These guidelines have not changed for 2012.

•

For 2011, our CEO received a 3.5 percent increase in base pay, while our other executive officers received increases in base pay of 0-4% percent (although Mr. Newton received a 10 percent increase in base pay due to an increase in responsibilities).

•

Increases were predicated largely on leadership and financial performance of the Company. The qualitative factors included above in the review of CEO performance also impacted other executive officer compensation determinations.

•	Base salaries for executives still remain relatively low as stock-based compensation is emphasized, consistent with the Company’s entrepreneurial culture.

Bonuses. Profit-Sharing Bonuses, in accordance with the above-described formula, and discretionary performance bonuses for named executive officers are also set forth in the “Summary Compensation Table for 2011.” The Company has approved a guideline such that employees, including executive officers, are eligible for discretionary performance bonuses of up to 30 percent of base salary (or, potentially more, in the case of exemplary performance), based on individual and Company performance as determined in the evaluation process.

•	CEO 2011 discretionary bonus—$0.

•	Other Executive Officer 2011 discretionary bonuses – 0 percent to 23 percent

Discretionary bonuses reflect our Compensation Committee’s and Board of Directors’ positive and negative discretion. As noted, the Compensation Committee and the Board generally prefer to emphasize stock-based compensation for the CEO, which evidenced by the CEO not receiving a discretionary bonus in 2011 or 2010.

Stock-Based Compensation. Our named executive officers are also eligible to receive grants of stock options under our Employee Stock Option Plan and grants of restricted stock under our Second Restricted Stock Plan. The Company has approved guidelines so that stock option awards up to an established percentage may be made under our Employee Stock Option Plan and restricted stock awards of up to an established percentage may be made under our Second Restricted Stock Plan, which guidelines in operation provide for the same method of allocation of benefits between executive and non-executive participants. During 2011:

•	CEO – 125,000 stock option shares granted (an approximate four percent increase – within the guidelines established by the Compensation Committee)

•	Other Executive Officers – 0 to 16,440 stock option shares granted

•	No Restricted Stock Awards were granted during 2011

These awards are predicated on both individual and company performance, while creating incentives to help achieve our long-term goals and align employee interests with those of our shareholders. In particular, in the case of our CEO, the Compensation Committee prefers stock option grants to the CEO rather than more significantly increasing base pay and discretionary bonuses to a level that would be more commensurate with the market for chief executive talent. In light of the fact that our CEO’s base pay is relatively low, and the fact that he received no discretionary bonus or restricted stock award, our CEO was granted the foregoing stock option award in 2011, which will only benefit him if our shareholders benefit as well. While the variability of these compensation decisions among our executive officers demonstrates discretion with respect thereto, it also demonstrates how important it is to our culture for all our salaried employees to be compensated within the same parameters.

Our Employee Stock Option Plan makes stock options generally available to all of our salaried employees. All options, including those granted to named executive officers, are granted to employees around the end of the quarter in which their anniversary date of employment occurs at scheduled meetings of the Compensation Committee (except in the case of CEO stock option grants, which are done when approved by the entire Board of Directors). Stock options are only granted at their fair market value on the date of Compensation Committee meetings with all such grants being reviewed and approved by the Compensation Committee (except CEO stock option grants, which are only granted at their fair market value on the date approved by the entire Board). Generally, stock option awards to officers have a seven-year term and become exercisable (as long as employment continues), for 20 percent of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date, although a five-year term might be used in order to accommodate certain circumstances. Stock options for other employees generally carry a five- to seven-year term and similarly vest over time. Restricted stock awards are granted at the discretion of the Compensation Committee at scheduled meetings of the Compensation Committee. Generally, grants of restricted stock to eligible employees, including executive officers, are considered once every three years for each eligible employee. Usually, these share grants are restricted for five years from the date of grant, and as such are viewed as an important retention tool. Dividends are paid on such shares if, and to the extent, we pay dividends on our common stock. The vesting schedules associated with stock option and restricted stock awards, in part, discourage excessive and unnecessary risk-taking (especially when considered in connection with the stock ownership guidelines for executive officers).

Other Compensation. All other compensation for named executive officers set forth in the Summary Compensation Table for 2011 includes “matching” contributions by the Company pursuant to our 401(k) plan, restricted stock dividends, and the personal use of automobiles by certain executive officers as detailed in the notes to the Summary Compensation Table. Also, membership fees at a local country club are paid for the CEO as detailed in the notes to the Summary Compensation Table. We also make available to our executives Company aircraft for personal use, provided it does not conflict with any business purpose for the aircraft. All executives are required to reimburse the Company for the incremental costs for such use. The incremental cost to the Company related to personal use of Company aircraft is calculated using our average variable operating costs. Those average variable operating costs include fuel, maintenance, use tax and other miscellaneous variable costs.

We do not generally utilize any employment agreements (and no employee currently has a written employment agreement) as it has been our practice that all employees, including the CEO and other executive officers, serve the Company on an at-will basis. Similarly, we do not have any “golden parachute” agreements or contracts with current employees that guarantee severance payments or any kind of deferred compensation arrangements.

Director Compensation

Our Board of Directors has responsibility for periodically assessing our director compensation program.

During 2011, our directors who are not employees of the Company received:

•	$10,000 annual directors’ retainer fee;

•	$1,500 for each Board meeting attended;

•	$1,000 for each Committee meeting attended; and

•	options to purchase 6,000 shares of our common stock.

The Chairmen of our Compensation and Audit Committees also received an additional retainer fee in the amount of $3,000. The non-employee directors annual option to purchase 6,000 shares of our common stock is at a price per share equal to the closing price of our stock on the NASDAQ on the date of each annual meeting of shareholders in accordance with our shareholder approved Nonemployee Director Stock Option Plan. See the Director Compensation Table for 2011. Like executives, Board members may make personal use of Company aircraft if such use does not conflict with any business purpose for the aircraft and provided the director reimburses us for the incremental cost of such use. No director used the aircraft for personal use during 2011. We believe this director compensation to be reasonable and appropriate.

Stock Ownership

The Company has adopted Stock Ownership Guidelines (*) providing that executive officers should own three times their annual salaries in Company common stock and directors should own two times their annual director fees in Company common stock. As noted above, such guidelines help discourage excessive and unnecessary risk-taking in the context of the Company’s emphasis on stock-based compensation.

Impact of Regulatory Requirements

In making compensation design and award decisions, we have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). We have also considered the impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder. Since we do not have a deferred compensation plan, consideration of the impact of Internal Revenue Code Section 409A in compensation design and award decisions has not been significant. We have also undertaken certain actions disclosed in our SEC filings with respect to the impact of expensing stock-based awards (including stock options) under FASB ASC Topic 718. The executive compensation disclosure rules applicable to annual reports and proxy statements after December 15, 2006, new rules effective February 28, 2010, with respect to the disclosure of compensation-related risks for all employees, certain matters related to compensation consultants, reporting of equity awards in the Summary Compensation table, and the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act related to compensation have had no material impact on our decisions regarding compensation. The shareholder advisory vote on named executive officer compensation occurring this year, as well as future shareholder advisory votes on named executive officer compensation will be considered by the Compensation Committee and Board of Directors in making future compensation decisions.

Conclusion

We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our named executive officers and to our directors during 2011 are reasonable, appropriate, and in the best interests of our Company and our shareholders. That determination is based on a continuation of our compensation philosophy and practices which we believe align both the short-term and long-term interests of our employees with those of our shareholders. It remains the case that each element of our compensation program is important to accomplishing the Company’s goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2011.

Summary Compensation Table for 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	(2) Option Awards ($)	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	(3) All Other Compen- sation ($)	Total ($)
Fred Bauer, Chairman and CEO	2011 2010 2009	449,397 434,179 428,979	83,757 80,543 39,727	0 0 0	1,018,163 719,768 563,456	— — —	— — —	24,926 25,485 30,192	1,576,243 1,259,975 1,062,354
Enoch Jen, Senior Vice President	2011 2010 2009	256,638 246,787 242,896	92,868 85,796 57,389	0 251,683 0	0 168,905 74,668	— — —	— — —	24,713 22,321 25,326	374,219 775,492 400,279
Mark Newton, Senior Vice President	2011 2010 2009	232,370 213,296 193,183	63,244 102,538 38,331	0 0 145,350	112,967 81,724 55,539	— — —	— — —	10,210 10,982 8,865	418,791 408,540 441,268
John Arnold, Vice President – Operations(4)	2011 2010	212,108 205,346	39,566 67,031	0 0	0 127,814	— —	— —	12,179 13,988	263,853 414,179
Steve Dykman, Vice President – Finance	2011 2010 2009	171,352 165,454 163,586	71,816 62,081 38,530	0 0 108,180	128,772 120,916 71,766	— — —	— — —	11,122 10,024 7,253	383,062 358,475 389,315

(1)

For each outstanding restricted stock award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2011, 2010, and 2009, for the assumptions made in the valuation of restricted stock. The actual number of restricted shares granted is shown in the “Grants of Plan-based Awards for 2011” table included in this Proxy Statement. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company’s common stock. Executive officers are eligible to receive restricted stock awards every three years.

(2)

For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2011, 2010 and 2009, for the assumptions made in the valuation of stock options. The actual number of stock options granted is shown in the “Grants of Plan-based Awards for 2011” table included in this Proxy Statement.

(3)

Other compensation represents the sum of restricted stock dividends and “matching” contributions by the Company pursuant to its 401(k) Plan. In addition, other compensation includes the use of Company automobiles for Messrs. Bauer, Jen, and Arnold pursuant to the Company’s policy for use of such vehicles and membership fees at a local country club for Mr. Bauer. These amounts exclude personal use of Company aircraft, which the Company makes available to its executives when personal use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).

(4)	As disclosed in a previously filed Form 8-K, Mr. Arnold became an executive officer of the Company effective August 12, 2010.

Grant of Plan-Based Awards

The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company’s nonequity and equity incentive plans.

Grants of Plan-Based Awards for 2011

	Septe	Septe	Septe	Septe	Septe	Septe	Septe	Septe	Septe	Septe	Septe
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	(2) All Other Option Awards: Number of Securities	(3) Exercise or Base Price	(4) Grant Date Fair Value of Stock and
Name	(1) Grant Date	Thres- hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	of Stock or Units (#)	Underlying Options (#)	of Option Awards ($/Sh)	Option Awards ($)

Fred Bauer	8/11/11	—	—	—	—	—	—	0	125,000	24.70	1,018,163
Enoch Jen	—	—	—	—	—	—	—	0	0	0	0
Mark Newton	9/29/11	—	—	—	—	—	—	0	16,440	24.96	112,967
John Arnold	—	—	—	—	—	—	—	0	0	0	0
Steve Dykman	12/29/11	—	—	—	—	—	—	0	15,280	29.92	128,772

(1)

The Grant Date is the date the Compensation Committee met to approve the grants or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer.

(2)

These options are seven-year options that become exercisable, as long as the employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. Mr. Jen and Mr. Arnold were not granted options in 2011 due to their previously announced retirement as executive officers.

(3)

The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants or as of the day when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(4)

Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with FASB ASC Topic 718. Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report (Footnote 5) for the year ended December 31, 2011, for the assumptions made in the valuation of stock options.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2011, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2011

	Option Awards					Stock Awards
Name	(1) Number of Securities Underlying Unexercised Options (#) Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(2) Option Exercise Price ($)	Option Expiration Date	(3) Number of Shares or Units of Stock That Have Not Vested (#)	(4) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred Bauer	98,000 98,000 82,400 64,800 45,600 23,940 0	0 0 20,600 43,200 68,400 95,760 125,000	— — — — — —	18.03 13.52 21.17 16.10 14.50 18.23 24.70	8/11/12 8/10/13 8/9/14 8/14/15 8/13/16 8/12/17 8/11/18	0	0	—	—
	412,740	352,960	—			0	0	—	—
Enoch Jen	5,250 20,677 0 7,600	5,250 6,893 14,475 22,800	— — —	16.25 17.00 9.96 19.42	3/30/14 3/28/13 3/31/14 3/31/15	10,800 12,960	319,572 383,486	—	—
	33,527	49,418	—			23,760	703,058	—	—
Mark Newton	1,600 1,920 2,304 2,784 3,072 0	0 1,920 4,608 8,352 12,288 16,440	— — — — — —	14.36 19.59 14.30 14.25 19.53 24.96	9/20/13 9/25/14 9/30/15 9/28/16 9/30/17 9/29/18	10,200	301,818	—	—
	11,680	43,608	—			10,200	301,818	—	—
John Arnold	0 0 0 3,076	2,654 5,576 8,784 12,304	— — — —	18.12 8.30 18.03 29.46	12/27/14 12/24/15 12/29/16 12/28/17	5,760	170,438	—	—
	3,076	29,318	—			5,760	170,438	—	—
Steve Dykman	2,400 5,040 2,640 5,544 2,910 0	0 2,520 5,280 8,316 11,640 15,280	— — — — — —	15.85 18.12 8.30 18.03 29.46 29.92	12/22/13 12/27/14 12/24/15 12/29/16 12/28/17 12/29/18	6,000	177,540	—	—
	18,534	43,036	—			6,000	177,540	—	—

(1)

These options become exercisable, as long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. Mr. Jen has 72,445 five-year options that become exercisable, as long as employment with the Company continues, for 25 percent of the shares each anniversary of the grant date commencing on the first anniversary of the grant date. Five-year options were granted to Mr. Jen to encourage him to remain with the Company. On March 30, 2005, in response to the required implementation of FASB ASC Topic 718 [formerly SFAS No. 123(R)], the Company accelerated the vesting of current “under water” stock options. As a result of the vesting acceleration, stock option grants with an expiration date of 3/26/11, 6/30/11, 8/12/11 and 9/29/11 became immediately exercisable.

(2)

The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants, or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)

Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company’s common stock.

(4)	Represents the aggregate market value as of 12/31/11 for shares of common stock awarded under the Company’s Second Restricted Stock Plan.

Option Exercises and Stock Vested

The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2011, by the following executive officers:

Option Exercises and Stock Vested for 2011

	September 30,	September 30,	September 30,	September 30,
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fred Bauer	189,000	1,994,895	0	0
Enoch Jen	40,225	712,873	0	0
Mark Newton	0	0	5,000	151,550
John Arnold	10,896	160,717	0	0
Steve Dykman	14,880	238,522	5,000	141,750

The Company has not adopted any long-term incentive plan, defined benefit or actuarial plan, or nonqualified deferred compensation plan, as those terms are defined in applicable laws, rules, and regulation promulgated by the Securities and Exchange Commission. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s directors during the fiscal year 2011.

Director Compensation for 2011

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	(1) Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compensation ($)	Total ($)
Gary Goode	37,000	—	64,849	—	—	0	101,849
Arlyn Lanting	18,000	—	64,849	—	—	0	82,849
John Mulder	16,000	—	64,849	—	—	0	80,849
Richard Schaum	8,000	—	64,849	—	—	0	72,849
Fred Sotok	16,000	—	64,849	—	—	0	80,849
Wallace Tsuha	24,500	—	64,849	—	—	0	89,349
Jim Wallace	24,000	—	64,849	—	—	0	88,849

(1)

The director who is an employee of the Company receives no compensation for his services as a director. Directors who are not employees of the Company receive a director’s retainer in the amount of $10,000 per year plus $1,500 for each meeting of the Board attended and $1,000 for each committee meeting attended. Directors who are chairman of the Compensation and Audit Committees receive an additional retainer fee in the amount of $3,000 per year.

(2)

Nonemployee directors who are directors immediately following each Annual Meeting of Shareholders are entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2011, 2010, and 2009 for the assumptions made in the valuation of stock options.

(3)

The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs). No director used the aircraft for personal use during 2011.

The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2011:

Executive Compensation Plan Summary

	September 30,	September 30,	September 30,
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by Shareholders	8,337,605	19.426	8,095,586
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	8,337,605	19.426	8,095,586

Compensation Committee Interlocks and

Insider Participation

The Compensation Committee is currently comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. The Compensation Committee is responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers.

CERTAIN TRANSACTIONS

The Audit Committee of the Company reviews and approves all related party transactions in accordance with its Charter. The Code of Business Conduct and Ethics requires directors, officers, and employees to report these types of matters. In addition, the Company uses questionnaires for its directors and officers annually in part to discover any unreported related-party transactions. The approval of the Audit Committee is required for related-party transactions.

Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2011, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

Philip A. Sotok, the son of director Frederick Sotok, is a majority owner of an entity that has an indirect interest in a vendor of the Company. For a period of time, which ended in June 2011, the Company agreed to utilize such vendor, a certified minority supplier, as a distributor for certain electronic components. This vendor realized net distribution fees of approximately $900,000 during 2011. By virtue of the above-described indirect interest, Philip A. Sotok realized approximately $3,600 for such period of time. This relationship terminated in June 2011.

Jeremy Fogg, Vice President, Mechanical Engineering and Program Management, is the son-in-law of Fred Bauer, the Company’s Chairman of the Board and Chief Executive Officer. In 2011, Jeremy Fogg earned $213,559, including profit-sharing and performance-based bonuses. Jeremy Fogg also received an option to purchase 10,200 shares of the Company’s common stock at an exercise price of $24.96. All of Mr. Fogg’s compensation is determined under and in accordance with the Company’s existing compensation plans and policies applicable to all salaried employees.

The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate. Family members of any employee are not discouraged from seeking employment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee and Board of Directors has selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2012. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	September 30,	September 30,
	2011	2010
Audit Fees	$201,800	$197,400
Audit-Related	—	—
Tax Fees	1,600	—
All Other	—	—

Total	$203,400	$197,400

Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit. All non-audit services, including those indicated above, are pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix B to this Proxy Statement.

Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee. Accordingly, you may vote on the following resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that Ernst & Young LLP be and hereby is ratified to serve as the independent auditors of the Company for the fiscal year ended December 31, 2012.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year ended December 31, 2012.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the detail under the Compensation Discussion and Analysis, the Company’s compensation system is intended to create and maintain an entrepreneurial culture; motivate employees to continue technical developments and improve customer satisfaction; and create and maintain teamwork (as all salaried employees are subject to the same system). The Company’s current pay (salary and bonus) has, historically, been relatively low, in favor of stock-based compensation. The Company believes that by emphasizing stock-based incentives, the interests of our named executive officers (and all salaried employees) are aligned with the interests of our shareholders, while remaining appropriately structured so as not to encourage inappropriate risk taking. Shareholders are encouraged to read the Compensation Discussion and Analysis, the Company compensation tables, and the related narrative disclosure.

In accordance with recent legislation, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for named executive officers (sometimes referred to as “say-on-pay”). Accordingly, you may vote on the following resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure is hereby APPROVED.

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome this advisory vote when considering future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to Item 402 of Resolution S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

PROPOSAL TO ADOPT 2012 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

Subject to approval by the Company’s shareholders, the Board of Directors of the Company adopted the 2012 Gentex Corporation Nonemployee Director Stock Option Plan (the “Plan”) to replace a comparable plan that was scheduled to expire this year. The shareholders will be asked to consider and approve the Plan at the Annual Meeting. The following paragraphs summarize the principal features of the Plan, and the full text of the Plan is appended to this Proxy Statement as Appendix C:

Purpose

The purpose of the Plan is to make service on the Board more attractive to present and prospective outside directors, since the continued services of qualified nonofficer, or outside directors, are considered essential to the sustained progress of the Company. In addition, the Plan encourages stock ownership by outside directors. If the Plan is approved, each newly elected director, at the time of election, will receive an option for 6,000 shares of the Company’s common stock, and incumbent directors and nominees listed under the table under the caption “Election of Directors” will be eligible to receive an annual option in that same amount under the Plan, except for those directors who are also employees of the Company.

Shares Subject to the Plan

The aggregate number of shares of the Company’s common stock, par value $.06 per share, which may be issued under the Plan will not exceed five hundred thousand (500,000) shares, subject to certain adjustments to prevent dilution. If any option or any portion of an option is terminated or surrendered for any reason without being exercised, the shares subject to the unexercised portion of the option shall be available for subsequent option grants under the Plan.

New Plan Benefits

2012 Nonemployee Director Stock Option Plan

September 30,
Name of Nonemployee Director	Number of Option Shares
Gary Goode	6,000
Arlyn Lanting	6,000
John Mulder	6,000
Richard Schaum	6,000
Frederick Sotok	6,000
Wallace Tsuha	6,000
James Wallace	6,000

Nonemployee Directors as a Group	42,000

The foregoing grants will be made annually to nonemployee directors provided the Plan is approved.

Eligibility and Administration

Only the Company’s outside directors (i.e., nonemployee directors) are eligible to participate in the Plan. Currently, seven directors are eligible to participate. The Plan will be administered by the entire Board of Directors.

Terms of Options

All options granted under the Plan will be nonstatutory stock options, evidenced by an agreement between the Company and the director in a form approved by the Board of Directors. Upon exercise of an option, the Company will satisfy the requirements of the options out of authorized but unissued shares.

Each annual option will be for six thousand (6,000) shares and will be exercisable at a price equal to the fair market value as of the date of grant. For purposes of this Plan, the fair market value of a share of common stock shall be equal to the closing sale price per share of common stock on the date of grant as quoted on the NASDAQ Global Select Market. Options may be exercised only during certain periods of ten business days following the second business day after publication of the Company’s annual or quarterly financial reports, and only following the expiration of six months after grant. Option agreements will require directors to serve the term to which they are elected.

Transferability and Termination

Options created under the Plan are nontransferable except to an optionee’s spouse, an optionee’s descendents, or a trust created primarily for the benefit of the optionee, the optionee’s spouse, or the optionee’s descendents. The rights and benefits of any option so transferred, except any right to further transfer the option, and the obligations, conditions, and limitations of any option so transferred are determined as if the original optionee continued to hold the option. No option may be exercised more than ten (10) years after the date of grant or after the optionee’s status as a director terminates for any reason other than death.

Modification of the Plan

The Board has the power to suspend, discontinue, revise, or amend the Plan, except that no amendment may change the number of shares subject to the Plan, change the designation of class of directors eligible to receive options, materially increase the benefits accruing to participants under the Plan, or alter or impair any rights or obligations of any option previously granted without the consent of the optionee, unless approval of the shareholders is obtained.

Tax Treatment

All options to be granted under the Plan are nonstatutory stock options, not entitled to special treatment under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of a stock option does not result in taxable income to the recipient. Directors who exercise an option recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares as of the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant hereto. The Company is permitted to a deduction equal to the amount of ordinary income the recipient is required to recognize as the result of the exercise of a stock option.

Rules covering taxation of stock options are complex and the preceding paragraph is only a summary of the basis federal income tax consequences with respect to options granted under the Plan, based upon management’s understanding of existing federal income tax laws.

Other Incentive Plans

Other than the Nonemployee Director Stock Option Plan (As Amended and Restated, Effective March 1, 2002), the Company does not currently have, and has not had within the past five years, in effect any provision for outside directors under any bonus, profit sharing, retirement, stock option or purchase, deferred compensation, or other incentive plan.

A majority of votes cast at the annual meeting of shareholder in person or by proxy on the proposal to adopt the 2012 Nonemployee Director Stock Option Plan is required for approval. Accordingly, you may vote on the following resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the 2012 Nonemployee Director Stock Option Plan be and hereby is approved.

The Board of Directors recommends a vote FOR approval of the 2002 Nonemployee Director Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2013 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 7, 2012, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder’s notice must be delivered, or mailed and received at, the Company’s headquarters as set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders, including financial statements, is being delivered to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin

Secretary

April 2, 2012

APPENDIX A

Amendment to Restated Articles of Incorporation

to Declassify Board of Directors

(marked to show changes from the existing language)

Amend Article VI, Sections C and E as set forth below:

~~CLASSIFICATION~~ TERM OF BOARD

~~C. Directors shall be divided into three classes and each class shall be as nearly equal in number as possible to the other classes. At the first election of directors subsequent to the adoption of this Article, the directors shall be elected by class to serve for terms which expire at the first, second, and third subsequent annual meetings of shareholders, respectively. At each annual meeting of shareholders thereafter, directors shall be elected to serve for a term which expires at the third annual meeting of shareholders following a meeting at which the director is elected~~Beginning with the annual meeting of shareholders that is held in calendar year 2013 (the “2013 Annual Meeting”), and at each annual meeting of shareholders thereafter, directors shall be elected annually for terms expiring at the next annual meeting of shareholders and until such directors’ successors have been elected and qualified; provided, however, that any director in office immediately prior to the 2013 Annual Meeting who was elected to a term that expires at the annual meet of shareholders to be held in calendar year 2014 or calendar year 2015 shall continue to hold such office until the end of the terms for which such director was elected and until such director's successors shall have been elected and qualified.

NOMINATION FOR BOARD

~~E. Nomination for directors who are proposed as replacements for directors appointed by the Board of Directors to fill vacancies, if any, shall be designated in ballots and/or proxies submitted to shareholders to serve such terms of years as will make the classes of directors as nearly equal to each other in number as possible.~~ Nominations by shareholders for any directorship must be submitted to the Board of Directors by written notice not later than thirty (30) days prior to the date of the annual meeting of shareholders at which the election is to be held (or within seven (7) days after the date the corporation mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty (40) days prior to the meeting date), which notice shall state the name of the nominee, the address of the nominee’s business or residence, the nominee's principal occupation, and the name and address of the nominee's employer or business if self-employed.

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APPENDIX B

Revised Audit Committee

Procedures for Approval of Audit and Non-Audit

Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.

The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.

If the proposed independent auditors’ engagement is equal to or less than $25,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

b.	If the proposed independent auditors’ engagement is greater than $25,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations.

Effective October 30, 2003

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APPENDIX C

GENTEX CORPORATION

2012 AMENDED AND RESTATED NONEMPLOYEE DIRECTOR

STOCK OPTION PLAN

BACKGROUND

The Gentex Corporation 2012 Amended and Restated Nonemployee Director Stock Option Plan (the “Plan”) amends and restates the 2002 Nonemployee Director Stock Option Plan. This amendment and restatement is effective as of February 16, 2012, contingent upon shareholder approval.

PART I: PLAN ADMINISTRATION AND ELIGIBILITY

1.1 Purpose. The purpose of the Plan is to make service on the Board of Directors (the “Board”) of Gentex Corporation (the “Company”) more attractive to present and prospective outside directors of the Company, as the continued services of qualified outside directors are considered essential to the Company’s sustained progress, and to provide additional incentive for such directors to direct the Company effectively by offering them a greater interest in the continued success of the Company through stock ownership. The Plan is also intended to encourage stock ownership by outside directors of the Company.

1.2 Administration. The Plan shall be administered by the Board. Grants of stock options under the Plan (“Options”) and the amount and nature of the Options to be granted shall be automatic as described in Sections 1.4 and 2.2. The Board shall have the power to determine all questions arising under the Plan and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

1.3 Stock Subject to the Plan.

(A) Class. The stock which is to be made the subject of Options granted under the Plan shall be the Company’s authorized common stock, par value $.06 per share (“Common Stock”). Shares shall be supplied to satisfy the requirements of Options granted under the Plan out of authorized but unissued shares.

(B) Aggregate Amount.

(1) The total number of shares issuable under the Plan shall not exceed five-hundred thousand (500,000) shares (subject to adjustment as provided in Section 3.4).

(2) If any outstanding Option under the Plan expires or is terminated for any reason, then the Common Stock allocable to the unexercised or surrendered portion of such Option shall not be charged against the limitation of Section 1.3(B)(1) above, and may again become the subject of a Option granted under the Plan.

1.4 Eligibility; Grant of Options. Only directors who are not common law or contractual employees of the Company or any of its subsidiaries (a “Nonemployee Director”) shall be eligible to receive Options under this Plan. Effective as of the date of each annual meeting of the shareholders of the Company (including the annual meeting at which shareholders approve the Plan), each Nonemployee Director who is newly elected or continues in office as a director subsequent to such meeting, shall be granted an Option to acquire six thousand (6,000) shares. Any Nonemployee Director who is elected as a director by the Board shall be granted an Option to acquire that number of shares that is equal to six thousand (6,000) shares multiplied by a fraction that is equal to three hundred sixty-five (365), minus the number of days that have elapsed since the last annual meeting of shareholders, and dividing that difference by three hundred sixty-five (365); the result shall be rounded to the nearest whole share. Any Nonemployee Director who receives Options pursuant to this Plan may be referred to herein as “Optionee.”

PART II: OPTIONS AND RIGHTS

2.1 Nonstatutory Stock Options. All Options granted under the Plan shall be nonstatutory options, not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

2.2 Terms, Conditions, and Form of Options. Each Option granted under this Plan shall be evidenced by a written agreement in such form and containing such terms as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(A) Transferability of Options. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent and distribution to the extent provided in Section 2.2(D), except that the Board may authorize the grant or amendment of Options so as to permit transfer to the Optionee’s spouse and/or the Optionee’s descendants or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse and/or the Optionee’s descendants (“Authorized Transferee”), provided the Optionee satisfies such conditions to the transfer as may be required by the Board. The agreement pursuant to which a transferable Option is granted shall expressly set forth the transfer rights and limitations, prohibit payment of any consideration by the Authorized Transferee to the original Optionee, prohibit any further transfer of the Option and provide that the Authorized Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the Option) and obligations, conditions, and limitations shall be determined as if the original Optionee continued to hold the Option, whereby provisions of this Plan dealing with death of an Optionee will continue to refer to the original Optionee regardless of whether the Option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee. After the Optionee’s death, the Option shall be exercisable only to the extent provided in Section 2.2(D).

(B) Period of Option. Options shall terminate upon the expiration of ten (10) years from the date upon which such Options were granted, or at such earlier date as may be established in the option agreement (subject to prior termination as hereinafter provided).

(C) Exercise of Option. Options may be exercised, in full or in part, only by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company valued at fair market value as computed under Section 2.3 below; provided, however, that (i) there shall be no such exercise at any one time as to fewer than three thousand (3,000) shares, unless fewer than three thousand shares (3,000) remain to be purchased under the Option being exercised; (ii) Options may not be exercised for a period of six (6) months after the date of grant, (iii) Options may be exercised only during periods beginning on the second (2nd) business day following the date on which the Company releases for publication its annual or quarterly financial reports and ending on the twelfth (12th) business day following that date, and (iv) all or any portion of Options granted that remain unexercised at the time the Optionee’s status as a director of the Company terminates for any reason other than death, shall automatically expire ninety (90) days after the date of such termination and be of no further force or effect.

(D) Death of Optionee and Transfer of Options. In the event of an Optionee’s death, Options may be exercised, to the same extent exercisable by the Optionee at the date of death, at any time prior to the earlier of the specified expiration date or the first anniversary of the Optionee’s death, by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the Option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee’s death; or (iv) an Authorized Transferee. No Options, unless granted pursuant to an agreement specifically permitting transfer as described in Section 2.2(A), shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution of the state of the Optionee's domicile; provided, however, than an Optionee may execute and file a notice of designation as provided for in (iii) above.

2.3 Option Price. The Option exercise price for an Option granted under the Plan shall be the fair market value of the shares of Common Stock covered by the Option at the time the Option is granted. For purposes of this Plan, the fair market value of a share of Common Stock shall mean the closing sale price of Common Stock on the date of grant (or date of exercise as applicable) on the NASDAQ Global Select Market (or any successor of the same).

PART III. GENERAL PROVISIONS

3.1 Assignability. The rights and benefits under this Plan shall not be assignable or transferable by an Optionee, and during the lifetime of the Optionee Options granted under the Plan shall be exercisable only by him or her, except as otherwise expressly provided in Section 2.2 of this Plan.

3.2 Time for Granting Options. No Options may be granted under this Plan after the day prior to the tenth (10th) annual meeting following the date the Plan was approved by the shareholders the Company (i.e., May 17, 2012).

3.3 Limitation of Rights.

(A) No Right to Continue as a Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(B) No Shareholders’ Rights for Options. An Optionee shall have no rights as a shareholder with respect to the shares covered by Option(s) until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

3.4 Adjustments to Stock. In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding Option(s) granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then appropriate adjustments shall be made to the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding Option(s). The Board’s determination of any such adjustments shall be final, binding, and conclusive with respect to all Optionees.

3.5 Effective Date of the Plan. The Plan shall take effect on the date of approval by the shareholders of the Company and shall be applicable to all incumbent directors as of that date. The approval by the shareholders of the Company shall, to the extent not already terminated, terminate the Gentex Corporation 2002 Nonemployee Director Stock Option Plan and no further options will be issuable under that Plan.

3.6 Amendment of the Plan. The Board of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 3.4), change the designation of the class of directors eligible to receive Options, materially increase the benefits accruing to participants under the Plan or alter or impair any rights or obligations of any Option previously granted without the consent of the Optionee holding such Option.

3.7 Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by and interpreted and construed in accordance with the laws and in the courts of the state of Michigan, without regard to its conflicts of laws principles.

3.8 Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company.

CERTIFICATION

This amendment and restatement is effective as of February 16, 2012, contingent upon shareholder approval.

Connie Hamblin Secretary

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©2012, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464

600 NORTH CENTENNIAL STREET ZEELAND, MI 49464 ATTN: CONNIE HAMBLIN

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M42812-P21034 KEEP THIS PORTION FOR YOUR RECORDS
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GENTEX CORPORATION

	September 30,	September 30,	September 30,	September 30,
	For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends that you vote FOR the following:	All	All	Except	nominees(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors for a three-year term:	☐	☐	☐

NOMINEES:

01) Fred Bauer

02) Gary Goode

03) Jim Wallace

	September 30,	September 30,	September 30,
The Board of Directors DOES NOT MAKE A VOTING RECOMMENDATION on the following proposal:	For	Against	Abstain

2. A proposal to amend the Restated Articles of Incorporation to declassify the Board of Directors.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

3. A shareholder proposal requesting that the Board of Directors issue a sustainability report.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

4. Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2012.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

5. To approve, by non-binding vote, compensation of named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

6. To approve the 2012 Amended and Restated Nonemployee Director Stock Option Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

September 30,xxxxxxx
For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please check this box if you plan to attend the meeting.	☐

Please check this box if you wish to receive only one annual report, proxy statement, prospectus or other disclosure document at the address shown on this proxy card.	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42813-P21034

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GENTEX CORPORATION

The undersigned hereby appoints Connie Hamblin and Steve Dykman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gentex Corporation Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Gentex Corporation to be held May 17, 2012, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; ABSTAIN ON PROPOSAL 2 (declassify the Board); AGAINST PROPOSAL 3 (sustainability report); FOR PROPOSAL 4 (ratify the auditors); FOR PROPOSAL 5 (approve compensation of named executive officers); FOR PROPOSAL 6 (2012 Amended and Restated Nonemployee Director Stock Option Plan), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)